SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

November 1, 2004

Date of report (Date of earliest event reported)

G & L REALTY CORP.

(Exact name of registrant as specified in charter)

Maryland	1-12566	95-4449388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

439 N. Bedford Drive, Beverly Hills, California 90210

(Address of principal executive of offices) (Zip code)

Registrant’s telephone number including area code: (310) 273-9930

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the spin-off described below, on October 29, 2004, G&L Realty Corp. (“G&L Realty”) entered into a Management and Cost Sharing Agreement with G&L Senior Care Properties, LLC (“Senior Care”) and G&L Realty Corp., LLC (the “Manager”). Senior Care is owned and managed primarily by Daniel Gottlieb and Steven Lebowitz, who are also the CEO and President, respectively, of G&L Realty. The Manager is a wholly owned subsidiary of G&L Realty. Due to the substantial management overlap between G&L Realty and Senior Care, the two companies have entered into the Management and Cost Sharing Agreement to allocate between them each year the general and administrative costs of the two companies. Management estimates that, at the current time, the skilled nursing facility and the assisted care living facility assets now owned by Senior Care account for approximately 65% of the general and administrative costs of the two companies. The Management and Cost Sharing Agreement is filed as Exhibit 10.1 to this Form 8-K.

In connection with the spin-off described below, G&L Realty has retained two promissory notes issued by Senior Care, a short term promissory note in the amount of $2 million and a long term promissory note in the amount of $4 million, each bearing interest at the rate of 10.75% per annum, and will for some time continue to be a creditor of Senior Care. The short term promissory note has a term of six months, interest only payable monthly, and is unsecured. The long term promissory note has a term of 12 years, provides for flat monthly payments of interest and principal on a 25 year amortization basis, with a balloon payment of $3.32 million at the end of the term, and, pursuant to a Pledge and Security Agreement, is secured by the interests of Senior Care in the various special purpose entities through which it holds its interests in its skilled nursing facility and assisted care living facility assets. The Notes are filed as Exhibits 99.2 and 99.3 to this Form 8-K and the Pledge and Security Agreement is filed as Exhibit 10.2 to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2004, G&L Realty spun-off all of its skilled nursing facility and assisted living facility assets to its common stockholders of record on November 1, 2004. Daniel Gottlieb and Steven Lebowitz, who are the CEO and President, respectively, and directors of G&L Realty, are the sole common stockholders of G&L Realty. In total, skilled nursing and assisted living assets having a net equity of $9.03 million (appraised value less existing property debt) were distributed as a dividend to these stockholders. The skilled nursing facility and assisted living facility assets are held by Senior Care and the dividend consisted of membership interests in Senior Care. The purpose of the spin-off is to allow G&L Realty to focus on the development, ownership and operation of medical office buildings. Set forth below is certain pro-forma financial information giving effect to the spin-off.

In connection with the spin-off, G&L Realty has retained two promissory notes issued by Senior Care as described above.

G&L Realty will also continue to be contingently liable on certain guarantees previously issued by it to GMAC Commercial Mortgage Corporation in connection with the acquisition of financing for certain of the senior care assets. It is anticipated, however, that these guarantees will be released before the end of the year. These guarantees cover loans aggregating approximately $21 million.

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Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004 (unaudited)

Pro Forma Condensed Consolidated Statements of Operations for the six-month period ended June 30, 2004 (unaudited) and for the year ended December 31, 2003 (unaudited)

(c)	Exhibits

10.1	Management and Cost Sharing Agreement, dated as of October 29, 2004 by and among G&L Realty Corp., G&L Senior Care Properties, LLC and G&L Realty Corp., LLC

10.2	Pledge and Security Agreement, dated as of October 29, 2004 by and between G&L Realty Partnership, L.P. and G&L Senior Care Properties, LLC

99.1	Press Release issued by G & L Realty Corp. on November 1, 2004

99.2	Secured Promissory Note, dated as of November 1, 2004, by G&L Senior Care Properties, LLC in favor of G&L Realty Partnership, L.P.

99.3	Unsecured Promissory Note, dated as of November 1, 2004, by G&L Senior Care Properties, LLC in favor of G&L Realty Partnership, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G & L REALTY CORP.

By:	/s/ David E. Hamer
David E. Hamer
Chief Accounting Officer

DATED: November 4, 2004

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PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma data for the G&L Realty reflects the completion of the spin-off transaction as if the transaction had occurred on January 1, 2003 for the consolidated statement of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 and on June 30, 2004 for the consolidated balance sheet as of June 30, 2004. The pro forma data are not necessarily indicative of what the actual data would have been as of the date or for the period indicated, nor do they purport to represent or project data for future periods.

G&L REALTY CORP.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended June 30, 2004
	Historical	Adjustments (1)	As Adjusted
	(In thousands)
Operating Data:
Revenues:
Rental	$13,092	$(1,863)	$11,229
Patient revenues	6,736	(6,736)	—
Tenant reimbursements	1,860	—	1,860
Parking	861	—	861
Interest and loan fees	405	214	619
Other income	455	(175)	280

Total revenues	$23,409	$(8,560)	$14,849

Expenses:
Property operations	4,061	(207)	3,854
Skilled nursing operations	6,287	(6,287)	—
Depreciation and amortization	2,782	(784)	1,998
Interest	5,661	(1,066)	4,595
General and administrative	2,256	(1,178)	1,078
Provision for doubtful accounts, notes and bonds receivable	911	(823)	88

Total expenses	21,958	(10,345)	11,613

Income from continuing operations before equity in loss of unconsolidated affiliates and minority interest	1,451	1,785	3,236
Equity in loss of unconsolidated affiliates	(163)	(50)	(213)
Minority interest in consolidated affiliates	(261)	4	(257)

Income from continuing operations	1,027	1,739	2,766

Discontinued operations
Net income from discontinued operations	162	42	204
Gain from sale of discontinued operations	439	(105)	334

Total income (loss) from discontinued operations	601	(63)	538

Net income	1,628	1,676	3,304
Dividends on preferred stock	(3,581)	—	(3,581)

Net (loss) income to common stockholders	$(1,953)	$1,676	$(277)

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	Year ended December 31, 2003
	Historical	Adjustments (1)		As Adjusted
	(In thousands)
Operating Data:
Revenues:
Rental	$23,017	$(2,108)		$20,909
Patient revenues	26,129	(26,129)		—
Tenant reimbursements	3,055	—		3,055
Parking	1,644	—		1,644
Interest and loan fees	787	401		1,188
Other income	2,562	(676)		1,886

Total revenues	$57,194	$(28,512)		$28,682

Expenses:
Property operations	7,709	(550)		7,159
Skilled nursing operations	23,901	(23,901)		—
Depreciation and amortization	4,876	(1,513)		3,363
Interest	25,122	(2,384)		22,738
Loss on sale of bonds receivable	120	—		120
General and administrative	4,551	(2,974)		1,577
Provision for doubtful accounts, notes and bonds receivable	975	(941)		34

Total expenses	67,254	(32,263)		34,991

(Loss) income from continuing operations before equity in earnings (loss) of unconsolidated affiliates, minority interests and income tax expense	(10,060)	3,751		(6,309)
Equity in earnings (loss) of unconsolidated affiliates	3,743	(2,701)		1,042
Minority interest in consolidated affiliates	(150)	(161)		(311)
Income tax expense	(136)	136		—

(Loss) income from continuing operations	(6,603)	1,025		(5,578)

Discontinued operations
Net (loss) income from discontinued operations	(224)	1,397		1,173
Gain from sale of discontinued operations	7,347	(5,706	)(2)	1,641

Total income (loss) from discontinued operations	7,123	(4,309)		2,814

Net income (loss)	520	(3,284)		(2,764)
Dividends on preferred stock	(7,162)	—		(7,162)

Net loss to common stockholders	$(6,642)	$(3,284)		$(9,926)

G&L REALTY CORP.

PRO FORMA CONSOLIDATED BALANCE SHEET

	As of June 30, 2004
	Historical	Adjustments (1)	As Adjusted
	(In thousands)
ASSETS
Rental properties:
Land	$24,924	(6,102)	$18,822
Buildings and improvements, net	114,545	(37,572)	76,973
Projects under development	2,068	(1,623)	445

Total rental properties	141,537	(45,297)	96,240
Assets held for sale	1,234	—	1,234
Cash and cash equivalents	14,349	(2,000)	12,349
Restricted cash	3,415	(900)	2,515
Tenant rent, reimbursements and other receivables, net	3,084	(751)	2,333
Unbilled rent receivable	2,524	—	2,524
Mortgage loans and notes receivable, net	1,879	5,732 (3)	7,611
Investments in unconsolidated affiliates	4,994	(892)	4,102
Deferred charges and other assets, net	4,005	(822)	3,183

TOTAL ASSETS	$177,021	$(44,930)	$132,091

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Notes payable	$186,869	$(34,656)	$152,213
Liabilities of assets held for sale	1,193	—	1,193
Accounts payable and other liabilities	4,992	(30)	4,962
Tenant security deposits	1,440	—	1,440

Total liabilities	194,494	(34,686)	159,808
Minority interest in consolidated affiliates	(1,227)	(134)	(1,361)

STOCKHOLDERS’ DEFICIT
Series A Preferred shares - $0.01 par value, 1,495,000 shares issued and outstanding	15	—	15
Series B Preferred shares - $0.01 par value, 1,380,000 shares issued and outstanding	14	—	14
Common shares - $0.01 par value, 710,199 shares issued and outstanding	7	—	7
Additional paid-in capital	40,827	—	40,827
Distributions in excess of net income	(51,995)	(10,110)	(62,105)
Notes receivable from stockholders	(5,114)	—	(5,114)

Total stockholders’ deficit	(16,246)	(10,110)	(26,356)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$177,021	$(44,930)	$132,091

FOOTNOTES

(1)	Adjustments reflect the completion of the spin-off transaction as of January 1, 2003 for the consolidated statements of operations and as of June 30, 2004 for the consolidated balance sheet.
(2)	Includes loss from spin-off transaction of $637,000.
(3)	Includes $4 million long term, secured note receivable and a $2 million short term, unsecured note receivable made to G&L Senior Care Properties, LLC as part of the spin-off transaction. Both notes bear interest at 10.75% per annum.